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                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109

                         617-526-6000 - FAX 617-526-5000

                                                                       Exhibit 5
                                                                       ---------

                                    June 29, 1998


BioSepra Inc.
111 Locke Drive
Marlborough, MA  01752

       Re:        1997 Stock Incentive Plan
                  -------------------------

Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on June 29, 1998 with the Securities and Exchange Commission relating to 400,000 shares of the Common Stock, $.01 par value per share (the "Shares"), of BioSepra Inc., a Delaware corporation (the "Company"), issuable under the Company's 1997 Stock Incentive Plan (the "Plan").

         We have examined the Certificate of Incorporation, as amended, and the By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         We have not made any investigation of the laws of any jurisdiction other than the Commonwealth of Massachusetts, the federal laws of the United States and the Delaware General Corporation Law statute, and we are opining herein solely with respect to the laws of the Commonwealth of Massachusetts, the federal laws of the United States and the Delaware General Corporation Law statute. To the extent that the laws of any other jurisdiction govern the agreements or transactions as to which we are opining herein, we have assumed, with your permission, that such laws are identical to those of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the




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BioSepra Inc.
June 29, 1998
Page 2


par value per share for such Shares, will be legally issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ HALE AND DORR LLP

                                    HALE AND DORR LLP